Exhibit 99.1

                             AURORA GOLD CORPORATION

NEWS RELEASE 15-2006                                                May 26, 2006

                                                                Trading Symbols:
                                                               NASD OTC BB: ARXG
                                                     FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER

                                  NEWS RELEASE
                                  ------------

AURORA GOLD CORPORATION ANNOUNCES THAT THE DRILLING RIG HAS ARRIVED ON SITE AND DRILLING WILL COMMENCE ON THE WEEKEND OF MAY 27, 2006 ON THE SAO DOMINGOS PROPERTY IN THE TAPAJOS GOLD PROVINCE, STATE OF PARA, BRAZIL

Balcatta,  WA,  Australia,  -  May  26,  2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation ("Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil announces that the drilling rig has arrived on site and that drilling will commence on the weekend of May 27, 2006 on the Sao Domingos property in the Tapajos Gold Province, State of Para, Brazil.

Due to heavy seasonal rains, the commencement of drilling on the Company's highly prospective Sao Domingos property has been delayed. In line with the Company's policy on safety, the proposed May 5 and May 18 start dates were rescheduled to May 26.

Current mechanized excavations in the area of drilling have uncovered several mineralised quartz systems at or near surface, and Aurora is confident that drilling will continue to reveal further mineralisation.

Drilling will test the depth and strike continuity of the Atacadao mineralised system where previous sampling revealed gold in stockworks grading up to 42.56g/t Gold with 20g/t silver. The East West mineralised system is believed to be part of a mineralised system extending at least 5 km across the property from Atacadao to Fofoca.

The Sao Domingo property area is located approximately 250 km south of the regional centre of Itaituba, 40 km north of the Company's Santa Izabel property. The Company has outlined four (4) prime targets, Atacadao, Esmeril, Fofoca and Cachoeira for the Sao Domingo drilling project. All targets are located around a series of regional brittle and ductile structures trending NW, NE and NNW within the Parauari Intrusive Suite and adjacent to the later Cachoelra
(Gabbroic)  Intrusive  Suite.  The  Parauari  Intrusive


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Suite has proven to host the vast majority of gold deposits elsewhere within the
Tapajos Gold Province. This area has also previously been the focus of large-scale alluvial workings.

Preliminary investigation of all four (4) target areas has confirmed the existence of mineralised quartz veins and stockwork systems within these Intrusive Granite Suites. Results of preliminary sampling are expected in the near future.

Atacadao was a large-scale alluvial gold mining operation capitalizing on gold accumulations shed from the surrounding hills. Preliminary investigations proved the local topographic highs to be part of the Parauari Intrusive Suite with well-developed stock work quartz. Initial inspection of the quartz veins showed them to be clearly mineralised and final results of initial sampling confirmed high grades of gold, up to 42.56g/t Gold with 20g/t silver within the quartz stock works. Locally, previous shallow, up to 10 metre production shafts focused on an E-W sub-vertical, project scale brittle structure, which can be traced for several hundreds of meters, and is thought to link up to the high grade occurrences at the Fofoca project a distance of approximately 5 km.

Based on the historical occurrences of gold deposits in similar geological settings within this region of the Tapajos gold province, the Company is confident that the hard rock potential for the Sao Domingo project will define a series of large tonnage economic gold and poly metallic ore bodies, and is currently conducting exploration to define further drill targets for the near future.

Aurora Gold Corporation is a mineral exploration company focusing on its newly acquired gold exploration property in the Tapajos Gold Province, State of Para, Brazil, whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, and under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For Further information, please call Klaus Eckhof
Phone:                  (+61)  8 9240-2836
Mobile:                 (+61)  411-148-209
Address:                30 Ledger Road, Balcatta, WA, 6021 Australia
Website:                www.aurora-gold.com

ON BEHALF OF THE BOARD

"Klaus Eckhof"

Klaus Eckhof
President, CEO and Director


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these


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cautionary  statements.  Specific  reference  is  made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
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We  disclaim any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.